                                                                     EXHIBIT 2.1


                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

        MERGER AGREEMENT AND PLAN OF REORGANIZATION made as of this 17th day of May, 2000, by and between Medical Monitors, Inc., a Delaware corporation having its principal place of business at 1900 Westwood Boulevard, 3rd Floor, Los Angeles, California 90025 ("Medical"), World Collectibles Holdings, Inc., a Delaware corporation having its principal place of business at 1900 Westwood Boulevard, 3rd Floor, Los Angeles, California 90025 ("WCID"), and World Collectibles, Inc., a Nevada corporation having its principal place of business at 4970 S. Arville Street, Suite 107, Las Vegas, Nevada 89118 ("WCIN").

        WHEREAS, Medical, which presently has 50,000,000 shares of Common Stock, par value $.01 per share ("Medical Common Stock") outstanding, shall use its best efforts to cause its stockholders to approve a 1-for-135 reverse stock split (the "Reverse Split"), resulting in approximately 370,370 shares of Medical Common Stock outstanding (the "Medical Common Shares").

        WHEREAS, WCID is a wholly owned subsidiary of Medical and is authorized to issue 1,000 shares of common stock, par value $.01 (the "WCID Shares"), all of which such WCID Shares are issued and outstanding and owned by Medical.

        WHEREAS, the respective Boards of Directors of Medical, WCID and WCIN (collectively the "Companies") deem it advisable and generally to the advantage and welfare of the Companies, and their respective stockholders, that WCIN be merged with and into WCID (the "Merger") under the terms and conditions hereinafter set forth to be effected pursuant to the Nevada General Corporation Law and the Delaware General Corporation Law and to be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the premises, covenants and conditions hereof, the parties hereto do mutually agree as follows:

        1. Vote on Merger and Related Matters.

            (a) WCID and WCIN shall each, as soon as practicable but prior to closing, and in no event later than 30 days after the execution and delivery hereof, (i) cause a special meeting of its stockholders to be called to consider and vote upon the Merger on the terms and conditions hereinafter set forth, or
(ii) obtain written consent of such stockholders as is necessary to approve the Merger. If the Merger is approved in accordance with the applicable state laws, subject to the further conditions and provisions of this Agreement, a closing of this Agreement shall be held (the "Closing"), and Certificates of Merger and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Merger shall be executed and filed with the Secretary of State of the States of Nevada and Delaware as promptly as possible thereafter.

            (b) As soon as practicable, but in no event more than 60 days after the date hereof, Medical shall cause a special meeting of its stockholders to be called to consider and vote upon (i) a Certificate of Amendment to Medical's Certificate of Incorporation to approve the change of name of the Company to "World Collectibles, Inc." (the "Name Change"), (ii) the Reverse Split, and
(iii) the transacting of such other business as may properly come before the meeting or any adjournment thereof.

            2. Representations, Warranties and Covenants of WCIN. WCIN represents and warrants as follows:

            (a) WCIN is, and on the effective date of the Merger (the "Effective Date") will be, a duly organized and validly existing corporation in good standing under the laws of its state of incorporation and in such other jurisdictions as it is qualified to do business. There are issued and outstanding, and on the Effective Date there will be issued and outstanding, on a fully diluted basis, the shares of capital stock and other equity interests in WCIN as are set forth on Exhibit 2(a) attached hereto and incorporated herein, all of which such capital stock and equity interests are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable. There are no, and on the Effective Date there will be no, issued or outstanding rights, options or warrants to purchase any capital stock or equity interest in WCIN, including but not limited to any common stock of WCIN or any other issued or outstanding securities of any nature convertible into or exercisable or exchangeable for common stock of WCIN. The outstanding equity interests of WCIN have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and from any applicable registration requirements of the various states.

            (b) WCIN has, and on the Effective Date will not have, any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

            (c) WCIN has, and on the Effective Date will have, full power and authority to enter into this Agreement and, subject to any required stockholder or other third party approval in accordance with the laws of the State of Nevada, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of WCIN and, prior to the Closing Date, by the respective stockholders of WCIN. This Agreement has been duly executed and delivered by WCIN and constitutes a valid and binding obligation of WCIN, enforceable against it in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws hereafter in effect relating to creditors' rights.

            (d) WCIN is qualified or licensed as a foreign corporation in all jurisdictions where its respective business or ownership of assets so requires, except where the failure to be qualified or licensed would not have a material adverse effect on the respective businesses of WCIN.

            (e) The balance sheet of WCIN at May 15, 2000 ("Balance Sheet"), attached hereto as Exhibit 2(e), presents the financial position as of the date thereof. The Balance Sheet has been prepared in conformity with generally accepted accounting principles.

            (f) There has not been, and on the Effective Date there will not have been in the aggregate, any material adverse change in the condition, financial or otherwise, of WCIN from that set forth in the Balance Sheet.

            (g) Except for transactions occurring in the ordinary course of business, there has not been, and on the Effective Date there will not have been, any transactions involving WCIN since the date of the Balance Sheet.

            (h) There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against WCIN (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the Balance Sheet, other than liabilities incurred in the ordinary course of business.

            (i) All federal, state, county and local income, excise, property and other tax returns required to be filed by WCIN have been filed, and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the Balance Sheet.

            (j) WCIN has, and on the Effective Date will have, good and marketable title to all of its respective furniture, fixtures, equipment and other assets as set forth in the Balance Sheet, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature.

            (k) WCIN is the owner of its inventory as set forth in the Balance Sheet and has good and marketable title thereto. Such inventory is clean, current and saleable in the ordinary course of business.

            (l) A copy of all agreements, contracts, arrangements, understandings and commitments, whether written or oral, to which WCIN is, or on the Effective Date will be, a party, or from which WCIN will receive substantial benefits and which are material to WCIN (collectively, "Contracts"), have been delivered to Medical. A list of such Contracts as to WCIN is attached hereto as
Exhibit 2(1) and shall be amended at the Effective Date to reflect any Contracts entered into between the date hereof and the Effective Date. WCIN is not now, nor will be on the Effective Date, in material default under any Contract. The validity and enforceability of, and rights of WCIN contained in such Contracts shall not be adversely effected by the Merger or the transactions contemplated hereby or any actions taken in furtherance hereof.

            (m) There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to WCIN's knowledge, threatened, involving WCIN individually or in the aggregate in which an unfavorable determination could result in suspension or termination of WCIN's business or authority to conduct such business in any jurisdiction or could result in the payment by WCIN of more than $10,000, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to WCIN's best knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. WCIN is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of WCIN.

            (n) From the date of the Balance Sheet, there have been, and through the Effective Date there will be (i) no bonuses or extraordinary compensation to any of the officers, directors or stockholders of WCIN, (ii) no loans made to or any other transactions with any of the officers, directors or stockholders of WCIN or their families, and (iii) no dividends or other distributions declared or paid by WCIN.

            (o) WCIN has, and on the Effective Date will have, maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar in size, industry and risk profile.

            (p) Since its inception, WCIN has, and on the Effective Date will have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on its business or property.

            (q) There are, and on the Effective Date there will be, no loans, leases or other Contracts outstanding between WCIN and any of its officers, directors or any person related to or affiliated with any such officers or directors.

            (r) During the past five year period, neither WCIN, nor any of its officers or directors, nor any person intended upon consummation of the Merger to become an officer or director of Medical or any successor entity or subsidiary, has been the subject of:

                (1) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of WCIN or such person, or any partnership in which WCIN or any such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which WCIN or any such person was an executive officer at or within two years before the time of such filing;

                (2) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

                (3) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining WCIN or any such person from, or otherwise limiting, the following activities:

                    (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                    (ii) Engaging in any type of business practice; or

                    (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                (4) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of WCIN or any such person to engage in any activity described in the preceding subparagraph, or to be associated with persons engaged in any such activity;

                (5) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                (6) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. All items described in clauses (1) through (6) above are collectively referred to herein as "Bad Events."

            (s) WCIN does not have any pension plan, profit sharing or similar employee benefit plan, except as set forth on the Schedule of Exceptions.

            (t) Except for the consent and approval of the stockholders of WCIN and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by WCIN of this Agreement and (ii) the consummation by WCIN of the Merger and of all other transactions contemplated hereby.

            (u) WCIN does not know of any person who rendered any service in connection with the introduction of Medical, WCIN or WCID to any of the other Companies and knows of no claim by anyone for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

            (v) None of the information supplied or to be supplied by or about WCIN for inclusion or incorporation by reference in any information supplied to holders of Medical Common Stock concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (w) The execution and delivery by WCIN of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, result in a breach of or constitute or give rise to a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which WCIN is now a party or by which is it bound; (ii) the Certificate of Incorporation or the By-laws of WCIN, as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over WCIN or any of its businesses or properties wherein such breach could have a material adverse effect on WCIN or any of its respective businesses or properties.

            (x) The stockholders of WCIN are acquiring the shares of Medical Common Stock to be issued to them as a result of the Merger for investment purposes only and not with a view to, or sale in connection with, any distribution within the meaning of the Securities Act.

        3. Representations and Warranties of WCID. WCID represents and warrants as follows:

            (a) WCID is and on the Effective Date will be, a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only the

WCID Shares. On the Effective Date there will be issued and outstanding 1,000 shares of common stock of WCID, which shall be fully paid and nonassessable and all of which shall be owned by Medical. There are, and on the Effective Date there will be, no issued or outstanding options or warrants to purchase WCID Shares or any issued or outstanding securities of any nature convertible into WCID Shares, or any agreements or understandings to issue any WCID Shares, options or warrants.

            (b) WCID has been organized solely for the purpose of consummating the Merger and, since its inception, has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

            (c) WCID has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of WCID .

            (d) Since its inception, WCID has not issued or committed itself to issue, and to the Effective Date will not issue or commit to issue, any common stock or any options, rights, warrants, or other securities convertible into common stock, except for the issuance of the WCID Shares to Medical.

            (e) Except for the consent and approval of the stockholders of WCID, the filing of the Certificate of Merger and approval by Medical stockholders of the Name Change and Reverse Stock Split, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by WCID of this Agreement and (ii) the consummation by WCID of the Merger and the other transactions contemplated hereby.

            (f) The execution and delivery by WCID of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by WCID will not conflict with, result in a breach of, or constitute or give rise to a default under any indenture, mortgage, deed of trust or other agreement, instrument or contract to which WCID is now a party or by which any of its respective assets or properties are bound, or its Certificate of Incorporation, as amended, or by-laws, as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over WCID or any of its respective businesses or properties.

        4. Representations and Warranties of Medical. Medical represents and warrants as follows:

            (a) Medical is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue an aggregate of 50,000,000 shares of Medical Common Stock. On the Effective Date, giving effect to the Reverse Split, there will be issued and outstanding approximately 370,370 shares of Medical Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable. All fractional shares that would be issued as a result of the Reverse Split shall be rounded up to the next whole number. Except as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire shares of Medical Common Stock or any issued or outstanding securities of any nature convertible into shares of Medical Common Stock. There is no proxy or any other agreement, arrangement or understanding of any kind authorized or outstanding which restricts, limits or otherwise affects the right to vote any shares of Medical Common Stock.

            (b) Medical's business has been in inactive status since 1981 as described in its filings with the Commission (the "SEC Filings"), and except for transactions related to conversion of debt or other obligations, it has not engaged in any other business or activity since 1981.

            (c) Medical is, and on the Effective Date will be, duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as presently conducted. The business of Medical does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

            (d) Medical has, and on the Effective Date will have, no subsidiaries except for WCID.

            (e) The financial statements of Medical, consisting of its Balance Sheets as at December 31, 1999 and 1998, and its Statement of Operations for the fiscal years ended December 31, 1999 and 1998, its Statement of Stockholders' Equity as of December 31, 1999 and 1998, and its Statement of Cash Flows for the fiscal years ended December 31, 1999 and 1998, all together with accompanying notes, have been audited by independent public accountants, are complete and correct in all material respects, present fairly the financial position of Medical and the results of operations and changes in financial position for the respective periods ended on such dates, and were prepared in accordance with generally accepted accounting principles consistently applied during the periods. All the financial statements referenced herein regarding Medical are collectively referred to as the "Medical Financial Statements."

            (f) There has not been, and on the Effective Date there will not have been, any material change in the financial condition of Medical from that set forth in the Medical Financial Statements except for (i) transactions in the ordinary course of business, (ii) transactions relating to this Agreement, and the incurring of expenses and liabilities relating to this Agreement not in excess of $75,000 in the aggregate and (iii) conversions of debt and other obligations into Medical Common Stock prior to the effectiveness of the Reverse Split.

            (g) There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against Medical (whether such liabilities or claims are contingent or absolute, direct or indirect, accrued or unaccrued) not appearing on the Medical Financial Statements, except for liabilities not in excess of $75,000 in the aggregate for expenses incurred relating to this Agreement and the consummation of the transactions contemplated hereby. On the Effective Date, Medical shall cause to be issued to Stanley Shuster and Brian Shuster, in consideration for the cancellation of any and all debt owing by Medical to Stanley Shuster and Brian Shuster, 1,000,000 Medical Common Shares (post Reverse Split) to Stanley Shuster and 1,000,000 Medical Common Shares (post Reverse Split) to Brian Shuster.

            (h) All federal, state, county and local income, excise, property or other tax returns required to be filed by Medical have been filed and all required taxes, fees or assessments have been paid. The federal income tax returns and state and foreign income tax returns of Medical have not been audited by the IRS or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to Medical or any of its operations or business, there are no pending, or to the knowledge of Medical threatened, tax claims or assessments, and there are no pending, or to the knowledge of Medical threatened, tax examinations by any taxing authorities. Medical has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of Medical for any year.

            (i) Medical has, and on the Effective Date will have, no fixtures, furniture, equipment, inventory or accounts receivable.

            (j) Medical has, and on the Effective Date will have, no material contracts to which it is, or on the Effective Date will be, a party, except as described in the Medical Financial Statements.

            (k) There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending or to Medical's knowledge threatened in writing, against Medical, including, but not limited to any stockholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement, and, to Medical's best knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation against Medical. Medical is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Medical.

            (l) Medical has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor. Medical has no knowledge of any infringements by it of any third party's intellectual property.

            (m) Medical has no pension plan, profit sharing or similar employee benefit plan.

            (n) Except for the consent and approval of the Board of Directors of Medical to the Merger and the consent and approval of the holders of Medical Common Stock to the Reverse Split and the Name Change, and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Medical of this Agreement and (ii) the consummation of the Merger and the other transactions contemplated hereby. Medical has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been, or will be prior to the Effective Date, duly approved by the Board of Directors of Medical.

            (o) Medical knows of no person who rendered any service in connection with the introduction of Medical, WCID or WCIN to each other, and that it knows of no claim by anyone for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

            (p) Medical has no employees.

            (q) None of the information supplied or to be supplied by or about Medical to WCIN concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (r) The execution and delivery by Medical of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Medical will not conflict with, result in a breach of, or constitute a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Medical is now a party or by which it or any of its assets or properties is bound; (ii) the Certificate of Incorporation, as amended, or the bylaws of Medical, in each case as amended; or (iii) any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Medical or any of its business or properties.

            (s) There are no claims pending, or the knowledge of Medical threatened, against Medical by any stockholder of Medical.

        5. Representations to Survive Closing. All of the representations, covenants and warranties contained in this Agreement (including all statements contained in any certificate or other instrument delivered by or on behalf of Medical, WCID, or WCIN pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing for a period of two (2) years from the Effective Date.

        6. Surviving Corporation. The surviving corporation of the Merger shall be WCID. WCID's name, identity, certificate of incorporation, bylaws, existence, purpose, powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the Merger, except as described in the Certificate of Merger.

        7. Treatment of Shares of WCID and WCIN. The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the securities of WCID and WCIN are as follows:

            (a) The equity interests in WCIN shall be converted by virtue of the Merger, and at the Effective Date, into 6,450,000 newly issued shares of Medical Common Stock ("Medical Common Shares"), on the basis of 100 Medical Common Shares for each one share of common stock of WCIN, without any action on the part of the holders thereof. After the Effective Date, each holder of a common equity interest in WCIN prior to the Merger shall be entitled upon surrender to receive a certificate representing the number of Medical Common Shares to which such holder shall be entitled, which certificate shall contain any appropriate restrictive legend concerning the resale of such Medical Common Shares. Until so surrendered, any outstanding certificates or other documentation which, prior to the Effective Date, represented a common equity interest in WCIN shall be deemed for all corporate purposes to evidence ownership of Medical Common Shares into which such common equity interests shall have been converted. Upon conversion, any fractional shares resulting from conversion shall be rounded to the nearest whole number of Medical Common Shares.

            (b) Notwithstanding anything to the contrary contained in this
Section 7, 120,000 of the 150,000 Medical Common Shares to be issued to Sale Service, Inc. and 120,000 of the 150,000 Medical Common Shares to be issued to Ring World Management, LLC shall be held in escrow by Medical and shall be subject to the same vesting requirements that apply to the WCIN Shares owned by Sale Service, Inc. and Ring World Management, LLC.

            (c) The separate existence and corporate organization of WCIN, except insofar as it may be continued by statute, shall cease on the Effective Date, and WCID shall remain a wholly owned subsidiary of Medical.

        8. Rights and Liabilities of Surviving Corporation. On and after the Effective Date, WCID as the surviving corporation, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of WCIN; all debts due to WCIN on whatever account shall be vested in WCID; all claims, demands, property, rights, privileges, powers, franchises and every other interest of WCIN shall be as effectively the property of WCID as they were of WCIN; all rights of creditors and all liens upon any property of WCIN shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Date; all debts, liabilities, and duties of WCIN shall thenceforth attach to WCID and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and WCID shall indemnify and hold harmless Medical and the officers and directors of WCIN against all such debts, liabilities, and duties, and against all claims and demands arising out of the Merger.

        9. Further Assurances of Title. As and when requested by WCID or by any of it successors or assigns, WCIN shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments and will take or cause to be taken all such further action as WCID may deem necessary or desirable in order to vest in and confirm to WCID title to and possession of the property acquired by it by reason or as a result of the Merger, and otherwise to carry out the intent and purposes hereof.

        10. Conditions of Obligations of WCID and Medical. The obligation of WCID and Medical to consummate the Merger is subject to the following conditions prior to the Effective Date:

            (a) WCIN shall be in compliance with its respective representations, warranties and covenants contained herein, and that WCID and Medical shall each receive from WCIN a certificate to such effect from the President of WCIN as of the Effective Date.

            (b) WCIN shall not have suffered an uninsured loss on account of fire, flood, accident, or other calamity of such a character as to interfere materially with the continuous operation of its businesses or materially affect adversely its conditions, financial or otherwise, regardless of whether or not such loss shall have been insured.

            (c) No material transactions shall have been entered into by WCIN other than transactions in the ordinary course of business between the date hereof and the Effective Date, other than as referred to in this Agreement, except with the prior written consent of Medical.

            (d) That no material adverse change in the aggregate shall have occurred in the financial condition of WCIN.

            (e) That none of the properties or assets of WCIN shall have been sold or otherwise disposed of other than in the ordinary course of business during such period, except with the written consent of Medical.

            (f) That WCIN shall have performed and complied with the provisions and conditions of this Agreement on its part to be performed and that the representations and warranties made by WCIN in this Agreement are true and correct when made and as of the Effective Date.

            (g) That all applicable filings and regulatory approvals required to be made or obtained by WCIN have been made or obtained.

            (h) That this Agreement and the transactions contemplated hereby shall have been approved by appropriate corporate action of WCIN and that corporate votes and resolutions to that effect in form and substance reasonably satisfactory to Medical and its counsel have been delivered to Medical.

            (i) That there shall have been full compliance with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Merger.

            (j) The Merger shall have been consummated and the Certificate of Merger filed.

        11. Conditions and Obligations of WCIN. The obligations of WCIN to consummate the Merger are subject to the following conditions prior to the Effective Date:

            (a) That WCID and Medical are in compliance with their respective representations, warranties and covenants contained herein, and that WCIN shall receive from each of WCID and Medical a certificate to such effect from the President of each of WCID and Medical as of the Effective Date.

            (b) That WCID and Medical shall not have suffered any loss on account of fire, flood, accident, or other calamity of such a character as to interfere materially with the continuous operation of its business or materially affect adversely its condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

            (c) That no material transactions shall have been entered into by WCID or Medical other than transactions in the ordinary course of business other than as referred to in this Agreement, except with the prior written consent of WCIN.

            (d) That no material adverse change shall have occurred in the financial condition of WCID or Medical since the date hereof, other than as referred to in this Agreement.

            (e) That none of the properties or assets of WCID or Medical shall have been sold or otherwise disposed of other than in the ordinary course of business, except with the prior written consent of WCIN.

            (f) That WCID and Medical shall each have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with, and that the representations and warranties made by WCID and Medical herein are true and correct.

            (g) That all applicable filings and regulatory approvals required to be made or obtained by Medical have been made or obtained.

            (h) That Medical and WCID shall each have held a meeting of its Board of Directors at which meetings all of their directors shall have resigned seriatim and the persons designated by WCIN shall have been elected as directors of Medical and WCID, all subject to the consummation of the Merger.

        12. Closing or Termination. In the event the Closing of this Agreement shall not take place by July 31, 2000, due to failure of any condition of closing required herein, then any party shall have the right to terminate this Agreement, in which event no party shall have any further right or obligation as against any other. If WCIN shall fail to close for any reason other than solely as a result of the failure of any condition of closing required herein to be performed on the part of WCID or Medical, then WCIN shall pay to Medical the reasonable costs for legal fees incurred in connection with the proposed Merger, such sum not to exceed $75,000, plus reasonable disbursements.

        13. Delivery of Corporate Proceedings of Medical and WCID. At the Closing, Medical and WCID shall deliver to counsel for WCIN, the originals of all of the corporate proceedings of Medical and WCID, duly certified by their respective Secretaries, relating to this Agreement.

        14. Delivery of Corporate Proceedings of WCIN. At the Closing, WCIN shall deliver to counsel for Medical and WCID the originals of all of the corporate proceedings of WCIN, duly certified by their respective Secretaries, relating to this Agreement.

        15. Limitation of Liability. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever.

        16. Further Instruments and Actions. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intent and purposes of this Agreement.

        17. Governing Law. This Agreement is being delivered and is intended to be performed in the State of Delaware, and shall be construed and enforced in accordance with the laws of such State without regard to conflicts of laws thereof.

        18. Notices. All notices or other communications to be sent by any party to this Agreement to any other party to this Agreement shall be sent by certified mail, nationwide overnight delivery service or by personal delivery to the addresses hereinbefore designated, or such other addresses as may hereafter be designated in writing by a party. Such notice or communication shall be deemed given five business days following deposit in the U.S. mails with respect to communication by certified mail, the next business day if by overnight delivery service, and upon personal delivery against receipt therefor if by personal delivery.

        19. Binding and Sole Agreement. This Agreement represents the sole and entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement supersedes that certain Merger Agreement and Plan of Reorganization entered into among the parties hereto and which is dated May 16, 2000, which such other agreement is hereby terminated and is of no further force or effect. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

        20. Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

        21. Severability. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

        22. Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.

        23. Public Announcements. All parties hereto agree that any public announcement, press release or other public disclosure of the signing of this Agreement shall be made jointly and only after all parties hereto have reviewed and approved the language and timing of such disclosure, except as such disclosure may be required pursuant to any legal obligation or order of any court having proper jurisdiction over any of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

                                            MEDICAL MONITORS, INC.,
                                            a Delaware corporation

                                            By: _______________________________
                                                     Stanley Shuster, President


                                            WORLD COLLECTIBLES HOLDINGS, INC.,
                                            a Delaware corporation

                                            By: _______________________________
                                                     Stanley Shuster, President


                                            WORLD COLLECTIBLES, INC.,
                                            a Nevada corporation

                                            By: _______________________________
                                                     Brad Smith, President